UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 11, 2009

AURORA OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

UTAH	000-25170	87-0306609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 Copper Ridge Drive, Suite 100, Traverse City, MI		49684
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(231) 941-0073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on July 12, 2009, Aurora Oil & Gas Corporation (the “Company”) and the Company’s 96.1% owned subsidiary, Hudson Pipeline & Processing Co., LLC (together, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Michigan (the “Bankruptcy Court”).

On December 11, 2009, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Modified First Amendment Joint Plan of Reorganization under the Bankruptcy Code, as filed with the Bankruptcy Court on November 5, 2009 (the “Plan”).  The effective date for the plan is anticipated to occur on or about December 22, 2009 (“Effective Date”). Prior to closing on the Plan, the Company has 103,282,788 shares of common stock outstanding.

PURSUANT TO THE TERMS OF THE PLAN, OLD AURORA COMMON STOCKHOLDERS WILL NOT RECEIVE ANY CASH OR SECURITIES IN CONNECTION WITH THE REORGANIZATION.  THE PLAN PROVIDES FOR ALL OUTSTANDING SHARES OF OLD AURORA COMMON STOCK TO BE DEEMED CANCELLED AND TERMINATED ON THE EFFECTIVE DATE.

The following is a summary of the material terms of the Plan.  This summary is qualified in its entirety by reference to the Confirmation Order and the Plan, which are attached hereto as Exhibits 10.33 and 10.34, respectively, and incorporated in this Item 1.03 by reference.

In accordance with Bankruptcy Code 1123, administrative claims, Debtor-In-Possession (“DIP”) facility claims and tax claims have not been classified and are excluded from the classes below.  Holders of an allowed administrative claim, DIP facility claim and tax claims shall receive full satisfaction of such claim.

The 6 classes of claims and interests and treatment under the Plan are summarized as follows:

Class 1 – Holders of allowed priority claims are to be paid in full within 30 days of the Effective Date of the Plan.  Priority claims are entitled to priority pursuant to Bankruptcy Code 507(a) or (b) and are not administrative claims or tax claims.

Class 2 – Holders of allowed first lien loan claims will receive $20 million of tranche A notes under the exit credit facility, $20 million of tranche B notes under the exit credit facility and 32 million shares of new Aurora preferred stock.  The exit credit facility will be the obligation of new Aurora and will be effective on the Effective Date or as soon thereafter as practical.  Holders of allowed second lien loan claims will receive 56 million shares of new Aurora class A common stock.

Holders of allowed other secured claims against the Company or Hudson Pipeline & Processing Co., LLC will receive either: (i) the amount of such claim in full, in cash, on the later of the Effective Date or the allowance date of such claim, (ii) return of the underlying collateral to such claim, (iii) reinstatement of such claim in accordance with the provisions of Bankruptcy Code 1124, (vi) payment of such claim in full in the ordinary course or (v) treatment of such claim in a manner otherwise agreed to by the holder.

The Holder of allowed Northwestern Bank (“NW Bank”) secured claims will receive ownership of the NW Bank note collateral on the Effective Date and the right to offset NW Bank’s advance to old Aurora against the Company’s depository account in the amount of $506,649.  In addition, the NW Bank letters of credit will remain in full force and effect on and after the Effective Date and will become the obligation of new Aurora.  In consideration of NW Bank’s agreement to treatment of the secured claims as previously described, new Aurora agrees to lease approximately one-half of the NW Bank note collateral at a base rent of $8,500 per month for a period of six months following the Effective Date.

Class 3 – Holders of allowed general unsecured claims against the Company will receive their pro rata share of $350,000.  Holders of allowed general unsecured claims against Hudson Pipeline & Processing Co., LLC will receive their pro rata share of $50,000.

Class 4 – Holders of old Aurora common stock interests will receive nothing and the old Aurora common stock will be cancelled and be deemed terminated and of no force and effect.

Class 5 – Intercompany claims amongst the Debtors will be allowed provided that all intercompany claims will be reviewed by the Debtors and adjusted, continued, or discharged, as Debtors determine, as appropriate (by, among other things, releasing such claims, contributing them to capital, issuing a dividend, or leaving them unimpaired), taking into account, among other things, the distribution of consideration under the Plan and the economic condition of the reorganized debtors, among other things.

Class 6 – Holders of old Hudson Pipeline & Processing Co., LLC interests will receive nothing and the old Hudson Pipeline & Processing Co., LLC interests will be cancelled and be deemed terminated and of no force and effect.

Assets and liabilities of the Company and Hudson Pipeline and Processing Co., LLC as of November 30, 2009 are contained within Exhibits 99.1 and 99.2, respectively attached hereto and incorporated by reference.

The Company intends to file a Form 15 with the Securities and Exchange Commission on or about the Effective Date to provide notice of the suspension of its reporting obligation under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Upon filing a Form 15, the Company will immediately cease filing any further periodic or current reports under the Exchange Act.

Item 8.01	Other Events.

As required in connection with the Debtors’ cases under the Bankruptcy Code, on December 18, 2009 the Debtors filed unaudited stand-alone Monthly Operating Reports for the twelve days ended July 12, 2009 (pre-petition), nineteen days ended July 31, 2009 (post-petition), one month ended July 31, 2009, August 31, 2009, September 30, 2009 and October 31, 2009, one and eleven months ended November 30, 2009 and balances as of July 12, 2009 (filing date), July 31, 2009, August 31, 2009, September 30, 2009, October 31, 2009 and November 30, 2009 (the "MOR’s") with the Court. A copy of the MOR’s are filed as Exhibit 99.1 and Exhibit 99.2 to this report.

On November 20, 2009, October 21, 2009, September 22, 2009 and September 10, 2009, the Debtors filed Forms 8-K containing the Monthly Operating Reports for October, September, August and July, respectively.  The MOR’s accompanying this filing merely adds the information for November 2009.  Certain amounts contained in the accompanying MOR’s for September, August and July have been changed from those contained in the exhibits to the Forms 8-K filed on October 21, 2009, September 22, 2009 and September 10, 2009, and a footnote explanation describing the changes has been included on Exhibit 99.1 and Exhibit 99.2 to this report.

The MOR’s were prepared solely for the purpose of complying with monthly reporting requirements of the Bankruptcy Code and in a format prescribed under the Bankruptcy Code and should not be used for investment purposes. The MOR’s are limited in scope and cover a limited time period and may not be indicative of the Debtors’ financial condition or results of operations for any period that would be reflected in the Debtors’ financial statements or, if filed, its periodic reports under the Securities Exchange Act of 1934, as amended. The financial information that the MOR’s contain is preliminary and unaudited and is subject to revision and additional qualifications and limitations as described in the Explanatory Notes to the MOR’s.  Readers are advised to read and consider such qualifications and limitations carefully. The MOR’s will not be subject to audit or review by the Company’s external auditors on a stand-alone basis at any time in the future.  The financial statements in the MOR’s are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosures. There can be no assurance that the information in the MOR’s are complete, and the Debtors caution readers not to place undue reliance on the MOR’s. The information in the MOR’s is not, and should not be viewed as, indicative of future results.

Additional information regarding the Debtors' bankruptcy cases, including access to court documents and other general information, are available to the public at www.donlinrecano.com/aurora.  Information contained on, or that can be accessed through, this website is not part of this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.33	Order Confirming Modified First Amendment Joint Plan of Reorganization of Debtors Aurora Oil & Gas Corporation and Hudson Pipeline and Processing Co., LLC dated December 11, 2009.

10.34	Modified First Amended Joint Plan of Reorganization of Debtors Aurora Oil & Gas Corporation and Hudson Pipeline and Processing Co., LLC dated November 5, 2009.

99.1
Aurora Oil & Gas Corporation Monthly Operating Report for the twelve days ended July 12, 2009 (pre-petition), nineteen days ended July 31, 2009 (post-petition), one month ended July 31, 2009, August 31, 2009, September 30, 2009 and October 31, 2009, one and eleven months ended November 30, 2009 and balances as of July 12, 2009 (filing date), July 31, 2009, August 31, 2009, September 30, 2009, October 31, 2009 and November 30, 2009.

99.2
Hudson Pipeline & Processing Co., LLC Monthly Operating Report for the twelve days ended July 12, 2009 (pre-petition), nineteen days ended July 31, 2009 (post-petition), one month ended July 31, 2009, August 31, 2009, September 30, 2009 and October 31, 2009, one and eleven months ended November 30, 2009 and balances as of July 12, 2009 (filing date), July 31, 2009, August 31, 2009, September 30, 2009, October 31, 2009 and November 30, 2009.

SIGNATURE

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA OIL & GAS CORPORATION

Date: December 22, 2009	/s/ Barbara E. Lawson
By: Barbara E. Lawson
Its: Chief Financial Officer